Exhibit 10.1(b)

DATED 1 September 2023
RENAISSANCERE SERVICES (UK) LIMITED
AND
TETERA CONSULTING

CONSULTANCY AGREEMENT

CONTENTS
Clause    Page
i

THIS AGREEMENT is dated 1 September 2023
PARTIES
(1)    RENAISSANCERE SERVICES (UK) LIMITED incorporated and registered in England and Wales with company number 11160342 whose registered office is at 18th Floor 125 Old Broad Street, London, EC2N 1AR England (the "Client"); and
(2)    TETERA CONSULTING of Epsom Road, West Horsley, Surrey KT24 6DY (the "Consultant Company").
AGREED TERMS
1.INTERPRETATION
The following definitions and rules of interpretation apply in this agreement (unless the context requires otherwise).
1.1Definitions:
"Business Day":    a day, other than a Saturday, Sunday or public holiday in England, when banks in London are open for business.
"Business of the Client":     the provision of reinsurance, insurance and other related business services in, among other places, the United Kingdom, and any other business carried on by the Client or any Group Company from time to time, including any matters covered by any business plan notified to the Consultant Company.
"Capacity":    as agent, consultant, director, employee, owner, partner, shareholder or in any other capacity.
"Client Property":     all documents, books, manuals, materials, records, correspondence, papers and information (on whatever media and wherever located) relating to the Business of the Client or any Group Company or its or their customers and business contacts, and any equipment, keys, hardware or software provided for the Consultant Company's use by the Client during the Engagement, and any data or documents (including copies) produced, maintained or stored by the Consultant Company on the Client's or Consultant Company's computer systems or other electronic equipment during the Engagement.
"Commencement Date":     1 September 2023.
"Confidential Information":     information in whatever form (including without limitation, in written, oral, visual or electronic form or on any magnetic or optical disk or memory and wherever located) relating to the business, potential investments, customers, clients, suppliers, products, affairs and finances of the Client or any Group Company for the time being confidential to the Client or any Group Company and trade secrets including, without limitation, any trade or business secret, process, method or means, models, or any other confidential information concerning the business or policies of the Client or any Group Company including, without limitation, technical data and know-how relating to the Business of the Client or of any Group Company or any of its or their suppliers, customers, clients, agents, distributors, shareholders, management or business contacts.
"Data Protection Legislation":     all applicable data protection and privacy legislation in force from time to time in the UK, including retained EU law version of the General Data Protection Regulation ((EU) 2016/679) (UK GDPR), the Data Protection Act 2018 (and regulations made thereunder) or any successor legislation, and all other legislation and regulatory requirements in force from time to time which apply relating to the use of personal data (including, without limitation, the privacy of electronic communications).
"Engagement":     the engagement of the Consultant Company by the Client on the terms of this agreement.
"Group Company":    the Client, its subsidiaries or holding companies from time to time and any subsidiary of any holding company from time to time.
"holding company":     has the meaning given in clause 1.6.
"Individual":    means Ian Branagan.
"Initial Term":    has the meaning given in clause 2.2.
"Services":     the services provided by the Consultant Company in a consultancy capacity for the Client as more particularly described in Schedule 1.
"subsidiary":     has the meaning given in clause 1.6.

"Substitute Consultant":    has the meaning given in clause 4.
"Termination Date":     the date of termination of this agreement, howsoever arising.
"VAT":     means Directive 2006/112/EC and/or the Value Added Tax Act 1994 (or the equivalent legislation in any other relevant jurisdiction).

1.2The headings in this agreement are inserted for convenience only and shall not affect its construction.
1.3A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.
1.4Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.
1.5The Schedules form part of this agreement and shall have effect as if set out in full in the body of this agreement. Any reference to this agreement includes the Schedules.
1.6A reference to a "holding company" or a "subsidiary" means a holding company or a subsidiary (as the case may be) as defined in section 1159 of the Companies Act 2006.
1.A reference to one gender shall include a reference to the other genders.
2.TERM OF ENGAGEMENT
2.1The Client shall engage the Consultant Company and the Consultant Company shall make the Individual available to the Client to provide the Services on the terms of this agreement.
2.2This agreement shall take effect on the Commencement Date and shall, subject to clause 2.3 below, continue in force for an initial duration of twelve (12) months' (the "Initial Term") unless and until terminated prior to the expiry of the Initial Term:
a.as provided by the terms of this agreement; or
b.by either party giving to the other not less than one (1) month's prior written notice.
2Notwithstanding clause 2.2 above, in the event that this agreement is not terminated prior to the expiry of the Initial Term in accordance with clause 2.2 above, it shall continue thereafter until terminated by either party giving the other not less than one (1) month's prior written notice.
3DUTIES AND OBLIGATIONS
3.1During the course of the Engagement the Consultant Company shall:
a.provide the Services, with all due care, skill and ability and use its best endeavours to promote the interests of the Client or any Group Company;
b.unless the Individual is prevented by ill health or accident, devote such time as agreed between the parties for the performance of the Services, with such additional time, if any, as may be necessary for their proper performance;
c.perform the Services at such times as the Consultant Company selects, subject only to the scheduling of board meetings and deadlines established by the Client from time to time;
d.coordinate with, and provide ad hoc reports to Kevin O'Donnell, Chief Executive Officer on a monthly basis; and

e.perform the Services from a location of the Consultant Company's own choosing, with their own office equipment, computing resources, and telecommunications equipment.
3.2The Consultant Company shall control the means of performance of the Services and shall exercise their professional judgement in determining how to meet the Client's stated objections.
3.3If the Individual is unable to provide the Services due to illness or injury, the Consultant Company shall advise the Client of the fact as soon as reasonably practicable. For the avoidance of doubt, no fee shall be payable in accordance with clause 6 in respect of any period during which the Services are not provided.
3.4Unless they have been specifically authorised to do so by the Client in writing:
a.neither the Consultant Company nor the Individual shall have any authority to incur any expenditure in the name of or for the account of the Client; or
b.the Consultant Company shall not, and shall procure that the Individual shall not, hold itself out as having authority to bind the Client.
3.5The Consultant Company warrants to the Client that during the Engagement, it shall not assign any of their rights under this agreement, or delegate the performance of any of the Consultant Company's duties, without prior written consent of the Client.
4.[OMMITTED]
5.ANTI-BRIBERY AND ANTI-FACILITATION OF TAX EVASION
5.1The Consultant Company shall, and shall procure that the Individual and any Substitute Consultant shall, comply with: (i) all applicable laws, regulations, and sanctions relating to anti-bribery and anti-corruption including but not limited to the Bribery Act 2010; and (ii) any Client anti-bribery or anti-corruption policies as may be in place from time to time.
5.2The Consultant Company shall, and shall procure that the Individual and any Substitute Consultant shall: (i) not engage in any activity, practice or conduct which would constitute a tax evasion facilitation offence under legislation in any relevant jurisdiction; (ii) comply with any Client anti-facilitation of tax evasion policy as may be in place from time to time; (iii) have and shall maintain in place throughout the Initial Term their own policies and procedures, including but not limited to adequate procedures under the Bribery Act 2010; (iv) promptly report to the Client any request or demand for any undue financial or other advantage of any kind received by the Consultant Company in connection with the performance of this agreement.
5.3Failure to comply with clause 4 may result in the immediate termination of this agreement.
6.FEES
6.1In consideration for the performance of the Services, the Client shall pay the Consultant Company an annual fee of GBP 200,000.00 (exclusive of any VAT or other taxes that apply). On the last working day of each quarter during the Engagement, the Consultant Company shall submit to the Client an invoice which gives details of the days which the Individual or any Substitute Consultant has worked, the Services provided and the amount of the fee payable (plus VAT, if applicable) for the Services during that quarter.

6.2Payment shall be made within thirty (30) days' of the submission of an appropriate invoice.
6.3The Client shall be entitled to deduct from the fees (and any other sums) due to the Consultant Company any sums that the Consultant Company or Individual may owe to the Client or any Group Company at any time.
6.4Payment in full or in part of the fees claimed under this clause 6 or any expenses claimed under clause 7 shall be without prejudice to any claims or rights of the Client or any Group Company against the Consultant Company in respect of the provision of the Services.
7.EXPENSES
7.1The Client shall reimburse those expenses agreed with the Client in advance as necessary for the proper performance of the Services subject to production of receipts, or other appropriate evidence of payment, to support the expense in each case.
7.2If the Consultant Company is required to travel abroad in the course of the Engagement, the Client shall bear such costs (including, but not limited to, insurances, inoculations, immigration requirements) provided that these are expressly approved in advance by the Client.
8.OTHER ACTIVITIES
Nothing in this agreement shall prevent the Consultant Company or the Individual from being engaged, concerned or having any financial interest in any Capacity in any other business, trade, profession or occupation during the Engagement provided that:
a.such activity does not cause a breach of any of the Consultant Company's obligations under this agreement; and
b.the Consultant Company shall not, and shall procure that the Individual shall not, engage in any such activity if it relates to a business which is similar to or in any way competitive with the Business of the Client or any Group Company without the prior written consent of the Client.
9.CONFIDENTIAL INFORMATION
9.1The Consultant Company acknowledges that in the course of the Engagement it and the Individual will have access to Confidential Information. The Consultant Company has therefore agreed to accept the restrictions in this clause 9.
9.2The Consultant Company shall not, and shall procure that the Individual shall not (except in the proper course of their duties), either during the Engagement or at any time after the Termination Date, use or disclose to any third party (and shall use their best endeavours to prevent the publication or disclosure of) any Confidential Information. This restriction does not apply to:
a.any use or disclosure authorised by the Client or required by law; or
b.any information which is already in, or comes into, the public domain otherwise than through the Consultant Company's unauthorised disclosure.
9.3At any stage during the Engagement, the Consultant Company and the Individual will promptly on request return all and any Client Property in their possession to the Client.

9.4In the event of any discrepancy between the provisions of this clause 9 and any confidentiality agreement entered into from time to time between the Consultant Company and/or the Individual in relation to any specific Confidential Information, the provisions of such confidentiality agreement shall prevail in relation to the use, disclosure and treatment of such Confidential Information by the Consultant Company and/or the Individual.
10.INTELLECTUAL PROPERTY
10.1The Consultant Company waives any moral rights with respect to intellectual property created during the course of the Services ("IP"). The Consultant Company warrants to the Client that it has obtained from the Individual a written and valid assignment to the Client of all IP. Insofar as they do not vest automatically by operation of law or under this agreement, the Individual has agreed to hold on trust for the Consultant Company any such rights in which the legal title has not passed (or will not pass) to the Consultant Company. The Consultant Company agrees to provide to the Client a copy of this assignment on or before the date of this agreement. The Consultant Company agrees promptly to execute all documents and do all acts as may, in the Client's opinion, be necessary to give effect to this clause 10.
10.2The Consultant Company undertakes to notify to the Client in writing of any IP promptly on their creation and keep the details confidential, and;
a.whenever requested to do so by the Client, promptly to deliver to the Client all documents relating to the IP;
b.not to register nor attempt to register any IP, unless requested to do so by the Client; and
c.to do all acts necessary to confirm that absolute title in all IP rights has passed, or will pass, to the Client.
11.INSURANCE AND LIABILITY
The Consultant Company shall have personal liability for any loss, liability, costs (including reasonable legal costs), damages or expenses arising from any breach by the Consultant Company or the Individual, or any Substitute Consultant of the terms of this agreement including any negligent or reckless act, omission or default in the provision of the Services and shall maintain in force during the course of the Engagement adequate insurance cover with reputable insurers acceptable to the Client.
12.STATEMENTS AND PUBLICITY
The Consultant Company shall not, without the prior written consent of the Client (such consent not be unreasonably withheld) at any time, whether during the period of this agreement or at any time after it ends, make any public statements in relation to the Client, advertise, market or use other promotional efforts that include any data, pictures or other representations of the Client.
13.TERMINATION
13.1Notwithstanding the provisions of clause 2.2, the Client may terminate the Engagement with immediate effect with no liability to make any further payment to the Consultant Company (other than in respect of amounts accrued before the Termination Date) if at any time the Consultant Company or the Individual:

a.commits: (i) any gross misconduct or negligence affecting the Business of the Client or any Group Company, (ii) any serious or repeated breach or non-observance of any of the provisions of this agreement; or (iii) any act which in the opinion of the Client brings or is likely to bring the Client or any Group Company into disrepute;
b.is convicted of any criminal offence (other than an offence under any road traffic legislation for which a fine or non-custodial penalty is imposed);
c.is declared bankrupt or makes any arrangement with or for the benefit of their creditors or has a county court administration order made against them under the County Court Act 1984;
d.dies or is incapacitated (including by reason of illness or accident) from providing the Services for an aggregate period of thirty (30) days in any 52-week consecutive period;
e.commits any offence under the Bribery Act 2010 or the Criminal Finances Act 2017; or
f.commits a tax evasion facilitation offence under legislation in any relevant jurisdiction.
13.2The rights of the Client under clause 13.1 are without prejudice to any other rights that it might have at law to terminate the Engagement or to accept any breach of this agreement on the part of the Consultant Company as having brought the agreement to an end. Any delay by the Client in exercising its rights to terminate shall not constitute a waiver of these rights.
14.OBLIGATIONS ON TERMINATION
On the Termination Date the Consultant Company and the Individual shall:
a.immediately deliver to the Client all Client Property and original Confidential Information relating to the Services in its/their possession or under its/their control; and
b.subject to the Client's data retention guidelines, irretrievably delete any information relating to the Services stored on any magnetic or optical disk or memory (including but not limited to any Confidential Information related to the Services). This obligation includes requiring any Substitute Consultant to delete such data where applicable.
15.STATUS
15.1The relationship of the Consultant Company (and the Individual) to the Client will be that of independent contractor and nothing in this agreement shall render it or them an employee, worker, agent or partner of the Client and the Consultant Company shall not hold themselves out as such.
15.2This agreement constitutes a contract for the provision of services and not a contract of employment and accordingly the Consultant Company shall be fully responsible for and shall indemnify the Client or any Group Company for and in respect of:
a.any income tax, social security contributions and any other liability, deduction, contribution, assessment or claim arising from or made in connection with the performance of the Services, where the recovery is not prohibited by law. The Consultant Company shall further indemnify the Client against all reasonable costs, expenses and any penalty, fine or interest incurred or payable by the Client in connection with or in consequence of any such liability, deduction, contribution, assessment or claim;
b.any liability arising from any employment-related claim or any claim based on worker status (including reasonable costs and expenses) brought by the Individual or any Substitute Consultant against the Client arising out of or in connection with the provision of the Services, except where such claim is as a result of any act or omission of the Client.
15.3The Client may at its option satisfy such indemnity (in whole or in part) by way of deduction from any payments due to the Consultant Company.
15.4The Consultant Company warrants that it is not, nor will it prior to the cessation of this agreement, become a managed service company within the meaning of section 61B of the Income Tax (Earnings and Pensions) Act 2003.
16.DATA PROTECTION
16.1The Client will collect and process information relating to the Individual in accordance with the privacy notice which is annexed to this agreement.
16.2The Consultant Company shall, and shall procure that the Individual shall, comply with any applicable Data Protection Legislation relevant to the Services.
16.3The Consultant Company shall have liability for any loss, liability, costs (including legal costs), damages, or expenses resulting from any breach by the Consultant Company or the Individual or a Substitute Consultant of the Data Protection Legislation.
17.NOTICES
17.1Any notice or other communication given to a party under or in connection with this agreement shall be in writing and shall be delivered by hand or by pre-paid first-class post or other next working day delivery service at the address given in this agreement or, sent to the party at the email address given in clause 17.3, or as otherwise notified in writing to the other party.
17.2The email addresses for service of notices are:
a.The Client
i.Email address: Shannon.bender@renre.com
a.The Consultant Company
i.Email address: idbranagan@gmail.com
17.3Unless proven otherwise, any notice or communication shall be deemed to have been received:
a.if delivered by hand, at the time the notice is left at the address given in this agreement or given to the addressee;
b.if sent by pre-paid first-class post or other next working day delivery service, at 9.00 a.m. on the second Business Day after posting or at the time recorded by the delivery service; or
c.if sent by email, at the time of transmission.

17.4If deemed receipt under clause 17.3 would occur outside business hours in the place of receipt, it shall be deferred until business hours resume. In this clause 17.4, business hours means 9.00 a.m. to 5.00 p.m. through a Business Day.
17.5This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any other method of dispute resolution.
18.ENTIRE AGREEMENT
18.1This agreement constitutes the entire agreement between the parties and any Group Company in respect of the Services and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter – but for the avoidance of doubt, not the terms of any other agreement between the parties, that is not related to its subject matter.
18.2Each party acknowledges that in entering into this agreement it does not rely on, and shall have no remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this agreement.
18.3Each party agrees that it shall have no claim for innocent or negligent misrepresentation or negligent misstatement based on any statement in this agreement.
19.VARIATION
No variation of this agreement or of any of the documents referred to in it shall be effective unless it is in writing and signed by the parties (or their authorised representatives).
20.COUNTERPARTS
This agreement may be executed in any number of counterparts, each of which shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.
21.THIRD PARTY RIGHTS
Except as expressly provided elsewhere in this agreement, a person who is not a party to this agreement shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement. The rights of the parties to terminate, rescind or agree any variation, waiver or settlement under this agreement are not subject to the consent of any other person.
22.SEVERABILITY
The provisions of this agreement are severable, and if any part of them is found to be unenforceable, the other parts shall remain fully valid and enforceable.
23.GOVERNING LAW AND JURISDICTION
23.1This agreement, and any dispute or claim arising out of or in connection with them or their subject matter or formation (including non-contractual disputes or claims), shall be governed by and construed in accordance with the laws of England and Wales.
23.2Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this agreement or their subject matter or formation (including non-contractual disputes or claims).
This agreement has been entered into on the date stated at the beginning of it.

Signed on behalf of         )
RENAISSANCERE SERVICES        )
(UK) LIMITED        )
by Hugh Brennan,         )
a director        )

        /s/ Hugh Brennan
        Hugh Brennan

Signed by     )
Tetera Consulting    )
By Ian D. Branagan    )
        /s/ Ian D. Branagan
        DIRECTOR

Schedule 1

SERVICES
The services provided by the Consultant Company and the Individual in a consultancy capacity for the Client include but are not limited to
a.providing strategic advice to the Client in connection with the Business of the Client;
b.providing guidance on the design of enterprise risk management;
c.consulting with executives on development of insights from the Company’s data; and
d.assisting with the development of appropriate uses of AI tools.